Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

Ecoark Holdings, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (no.333-213186) , Form S-8 (no. 333-218748), and Form S-8 (no. 333-186505) of Ecoark Holdings, Inc. of our report, dated June 29, 2020 relating to the audit of the consolidated financial statements, which appears in this Form 10-K.

 /s/ RBSM LLP

June 29, 2020

Larkspur, California